Exhibit 99.1

Mesa-Offshore-Trust

Mesa Offshore Trust Announces Trust Income for July 2005

MESA OFFSHORE TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

Austin, Texas July 19, 2005 - Mesa Offshore Trust (OTCBB symbol-MOSH) announced that there will be no Trust income distribution for the month of July 2005 for Unitholders of record on July 29, 2005.

Royalty income will total approximately $12,000, and Trust expenditures will be approximately $90,000. Trust expenditures in excess of royalty income received will reduce the Trust’s reserve for Trust expenses. As of June 30, 2005, the reserve for Trust expenses, excluding interest receivable, was approximately $642,000.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:	Mesa Offshore Trust
JPMorgan Chase Bank, N.A., as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mosh.htm

700 Lavaca       Austin, TX 78701